EXHIBIT 21.01

                            THE KELLER MANUFACTURING COMPANY, INC.
                                SUBSIDIARIES OF THE REGISTRANT
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
                                                                          Name Under Which Subsidiary Does
                Name                        State of Incorporation                    Business
                ----                        ----------------------        --------------------------------
Keller Dedicated Transportation Co.                Indiana                 Keller Dedicated Transportation
                                                                                         Co.

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